EXHIBIT 10.2
ALLIED WASTE INDUSTRIES, INC.
2006 INCENTIVE STOCK PLAN
Adopted by the Board of Directors on February 9, 2006
Approved by the Stockholders on May 25, 2006
     1. Purpose. The purpose of this Plan is to provide a means through which Allied Waste Industries, Inc. and its Subsidiaries may (a) attract able persons to provide valuable services to the Company as Employees or Consultants, (b) promote the interests of the Company by providing Employees and Consultants with a proprietary interest in the Company, thereby strengthening their concern for the welfare of the Company and their desire to continue to provide their services to the Company, and (c) provide such persons with additional incentive and reward opportunities to enhance the profitable growth of the Company. The Plan amends and restates the Company’s 1991 Incentive Stock Plan, as previously amended and restated in 2004 and as subsequently amended. Capitalized terms shall have the meanings set forth in Section 2.
     2. Definitions. As used in the Plan, the following definitions apply to the terms indicated below.
          (a) “Acquiror” means the surviving, continuing, successor or purchasing person or entity, as the case may be, in a Change in Control.
          (b) “Award” means an Option, a share of Restricted Stock, an RSU, a SAR, a Performance Award, a Dividend Equivalent, a Stock Bonus, a Cash Award, or other stock-based Awards granted pursuant to the terms of the Plan.
          (c) “Board” means the Board of Directors of the Company.
          (d) “Cash Award” means an Award of a bonus payable in cash pursuant to Section 13.
          (e) “Cause,” when used in connection with the termination of a Participant’s Service with the Company, means the termination of the Participant’s Service by the Company by reason of (i) the conviction of the Participant by a court of competent jurisdiction as to which no further appeal can be taken, or a guilty plea or plea of nolo contendere by the Participant, with respect to a crime involving moral turpitude; (ii) the proven commission by the Participant of an act of fraud upon the Company; (iii) the willful and proven misappropriation of any material amount of funds or property of the Company by the Participant; (iv) the willful, continued and unreasonable failure by the Participant to perform duties assigned to the Participant and agreed to by the Participant; (v) the knowing engagement by the Participant in any direct, material conflict of interest with the Company without compliance with the Company’s conflict of interest policy, if any, then in effect; (vi) the knowing engagement by the Participant, without the written approval of the Board, in any activity that competes with the business of the Company or that would result in a material injury to the Company; or (vii) the knowing engagement in any activity that would constitute a material violation of the provisions of the Company’s Policies and Procedures Manual, if any, then in effect.
          (f) “Change in Control” means
               (i) a “change in control” of the Company of a nature that would be required to be reported (A) in response to Item 6(e) of Schedule 14A of Regulation 14A under the Exchange Act (or any successor provisions or reports thereunder), (B) in response to Item 1.01 or Item 2.01 of Form 8-K as in effect on the date of this Plan, as promulgated under the Exchange Act (or any successor provisions or reports thereunder), or (C) in any other filing by the Company with the Securities and Exchange Commission; or

               (ii) the occurrence of any of the following events:
                    (A) a transaction or series of transactions after the Effective Date in which any “person” (as such term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act, or any successor provisions thereunder) is or becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act, or any successor provisions thereunder), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then-outstanding voting securities; provided, however, that for purposes of this Section 2(f)(ii)(A), the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company; (2) any acquisition of voting securities by the Company, including any acquisition that, by reducing the number of shares outstanding, is the sole cause for increasing the percentage of shares beneficially owned by any such Person to more than the percentage set forth above; (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company; (4) any acquisition by any Person pursuant to a transaction that complies with clauses (1), (2) and (3) of Section 2(f)(ii)(C); (5) the acquisition of additional voting securities after the Effective Date by any Person who is, as of the Effective Date, the beneficial owner, directly or indirectly, of 30% or more of the combined voting power of the Company’s then-outstanding securities; or (6) any transaction, acquisition, or other event that the Board (as constituted immediately prior to such Person becoming such a beneficial owner) determines, in its sole discretion, does not constitute a Change in Control in such a situation; or
                    (B) individuals who were the Board’s nominees for election as directors of the Company immediately prior to a meeting of the Company’s stockholders involving a contest for the election of directors do not constitute a majority of the Board following such election; or
                    (C) consummation by the Company of a Business Combination unless, following such Business Combination, (1) more than 50% of the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors or managers of the entity resulting from such Business Combination (including without limitation, an entity that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) is represented by voting securities of the Company that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by voting securities into which such previously outstanding voting securities of the Company were converted pursuant to such Business Combination) and such ownership of voting power among the holders thereof is in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Company’s voting securities, (2) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of the then-outstanding voting securities of the entity resulting from such Business Combination except to the extent that such ownership existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors or managers of the entity resulting from such Business Combination were members of the Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or
                    (D) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company; or
                    (E) the Board determines in its sole and absolute discretion that there has been a Change in Control of the Company.
For purposes of this Section 2(f), “Business Combination” means a reorganization, merger or consolidation of the Company with another Person or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation.
Notwithstanding the foregoing, however, with respect to any Section 409A Award the term “Change in Control” shall mean a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, as defined under Proposed Treasury Regulations Section 1.409A-3(g)(5), as such definition may be modified by subsequent Treasury Regulations or other guidance.
          (g) “Code” means the Internal Revenue Code of 1986, as amended from time to time. Reference in the Plan to any Code section shall be deemed to include any amendments or successor provisions to such section and any Treasury Regulations promulgated thereunder.
          (h) “Committee” means the Management Development/Compensation Committee of the Board or such other committee as the Board shall appoint from time to time to administer the Plan.
          (i) “Common Stock” means the Company’s common stock, par value $.01 per share.
          (j) “Company” means Allied Waste Industries, Inc., a Delaware corporation, each of its Subsidiaries, and its successors. With respect to Incentive Stock Options, the “Company” includes any Parent.
          (k) “Consultant” means any person who is engaged by the Company to render consulting services and is compensated for such services.
          (l) “Deferred Compensation Plan” means any nonqualified deferred compensation plan of the Company that is currently in effect or subsequently adopted by the Company.
          (m) “Disability” means (i) with respect to Incentive Stock Options, a Participant’s “permanent and total disability” within the meaning of Code Section 22(e)(3), and (ii) with respect to all other Awards, a Participant is “totally disabled” as determined by the Social Security Administration.
          (n) “Dividend Equivalents” means an amount of cash equal to all dividends and other distributions (or the economic equivalent thereof) that are payable by the Company on one share of Common Stock to stockholders of record.
          (o) “EBIT” means earnings before interest and taxes.
          (p) “EBITDA” means earnings before interest, taxes, depreciation and amortization.
          (q) “Effective Date” means the date on which the Company’s stockholders approve the Plan pursuant to Section 21.
          (r) “Employee” means any person who is an employee of the Company within the meaning of Code Section 3401(c) and the applicable interpretive authority thereunder.
          (s) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
          (t) “Exercise Date” means the date on which a Participant exercises an Award.
          (u) “Exercise Price” means the price at which a Participant may exercise his or her right to receive cash or Common Stock, as applicable, under the terms of an Award.
          (v) “Fair Market Value” of a share of Common Stock on any date is (i) the closing sales price on that date (or if that date is not a business day, on the immediately preceding business day) of a share of Common Stock as reported on the principal securities exchange on which shares of

Common Stock are then listed or admitted to trading; (ii) if not so reported, the average of the closing bid and asked prices for a share of Common Stock on that date (or if that date is not a business day, on the immediately preceding business day) as quoted on Nasdaq; or (iii) if not quoted on Nasdaq, the average of the closing bid and asked prices for a share of Common Stock as quoted by the National Quotation Bureau’s “Pink Sheets” or the National Association of Securities Dealers’ OTC Bulletin Board System. If the price of a share of Common Stock is not so reported, the Fair Market Value of a share of Common Stock shall be determined by the Committee in its absolute discretion.
          (w) “Grant Date” means the date an Award is granted to a Participant pursuant to the Plan as determined by the Committee.
          (x) “Incentive Stock Option” means an Option that is an “incentive stock option” within the meaning of Code Section 422 and that is identified as an Incentive Stock Option in the agreement by which it is evidenced.
          (y) “Initial Award” means any and all Awards granted to a Participant in connection with such Participant’s commencement of Service with the Company.
          (z) “Nasdaq” means the Nasdaq Stock Market, Inc.
          (aa) “Non-Employee Director” means a member of the Board who, at the time in question, (i) is not an officer or Employee of the Company or any Parent; (ii) does not receive compensation, either directly or indirectly from the Company or any Parent, for services rendered as a consultant or in any capacity other than as a director of the Company, except for compensation in an amount that does not exceed the threshold for which disclosure would be required under Regulation S-K; (iii) does not possess an interest in any other transaction with the Company for which disclosure would be required under Regulation S-K; and (iv) is not engaged in a business relationship with the Company for which disclosure would be required under Regulation S-K.
          (bb) “Non-Qualified Performance Award” means an Award payable in cash or Common Stock upon achievement of certain Performance Goals established by the Committee that do not satisfy the requirements of Section 10(c).
          (cc) “Non-Qualified Stock Option” means an Option that is not an Incentive Stock Option and that is identified as a Non-Qualified Stock Option in the agreement by which it is evidenced, or an Option identified as an Incentive Stock Option that fails to satisfy the requirements of Code Section 422.
          (dd) “Option” means an option to purchase shares of Common Stock of the Company granted pursuant to Section 7. Each Option shall be identified as either an Incentive Stock Option or a Non-Qualified Stock Option in the agreement by which it is evidenced.
          (ee) “Parent” means a “parent corporation” of the Company, whether now or hereafter existing, as defined in Code Section 424(e).
          (ff) “Participant” means an Employee or Consultant who is eligible to participate in the Plan and to whom an Award is granted pursuant to the Plan and, upon his or her death, his or her successors, heirs, executors and administrators, as the case may be, to the extent permitted herein.
          (gg) “Performance Award” means either a Qualified Performance Award or a Non-Qualified Performance Award granted pursuant to Section 10, which may be denominated either in dollars or in a number of shares of Common Stock.

          (hh) “Performance Goal” means one or more standards established by the Committee pursuant to Section 10 to determine, in whole or in part, whether a Performance Award shall be earned.
          (ii) “Person” means a “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act and the rules and regulations in effect from time to time thereunder.
          (jj) “Plan” means the Allied Waste Industries, Inc. 2006 Incentive Stock Plan (which amended and restated the Company’s Amended and Restated 1991 Incentive Stock Plan), as such plan subsequently may be amended from time to time.
          (kk) “Qualified Domestic Relations Order” means a qualified domestic relations order as defined in Code Section 414(p), Section 206(d)(3) of Title I of the Employee Retirement Income Security Act, or in the rules and regulations as may be in effect from time to time thereunder.
          (ll) “Qualified Performance Award” means an Award payable in cash or Common Stock upon achievement of certain Performance Goals established by the Committee that satisfy the requirements of Section 10(c).
          (mm) “Retirement” means, with respect to Awards granted prior to the Effective Date, termination of employment with the Company by a Participant at a time when the sum of the Participant’s total whole years (a “whole year” means 12 calendar months) of employment with the Company (including whole years of employment with any business which was acquired by the Company) and the Participant’s age is at least 55. For Awards granted on or after the Effective Date, “Retirement” shall have the meaning set forth in the respective agreements for such Awards or, if there is no agreement or no such definition in the agreement for any Award, then the term “Retirement” shall be inapplicable to such Award.
          (nn) “Restricted Stock” means a share of Common Stock that is granted pursuant to the terms of Section 8 and that is subject to the restrictions established by the Committee with respect to such share for so long as such restrictions continue to apply to such share.
          (oo) “Restricted Stock Unit” or “RSU” means the Company’s unfunded promise to pay one share of Common Stock or its cash equivalent that is granted pursuant to the terms of Section 8 and that is subject to the restrictions established by the Committee with respect to such unit for so long as such restrictions continue to apply to such unit.
          (pp) “SAR” or “Stock Appreciation Right” means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value of one share of Common Stock on the Exercise Date over a specified Exercise Price, in each case as determined by the Committee subject to Section 9.
          (qq) “Section 409A Award” has the meaning set forth in Section 23(c).
          (rr) “Securities Act” means the Securities Act of 1933, as amended from time to time.
          (ss) “Service” has the meaning set forth in Section 18(a).
          (tt) “Share Limit” has the meaning set forth in Section 5(a).
          (uu) “Stock Bonus” means a grant of a bonus payable in shares of Common Stock pursuant to Section 12 and subject to the terms and conditions contained therein.

          (vv) “Subsidiary” or “Subsidiaries” mean any and all corporations or other entities in which, at the pertinent time, the Company owns, directly or indirectly, equity interests vested with more than 50% of the total combined voting power of all classes of stock of such entities within the meaning of Code Section 424(f).
          (ww) “Substitute Award” means an Award issued or made upon the assumption, substitution, conversion, adjustment, or replacement of outstanding awards under a plan or arrangement of an entity acquired by the Company in a merger or other acquisition.
          (xx) “Vesting Date” means the date established by the Committee on which an Award may vest.
     3. Plan Administration.
          (a) In General. The Plan shall be administered by the Company’s Board. The Board, in its sole discretion, may delegate all or any portion of its authority and duties under the Plan to the Committee under such conditions and limitations as the Board may from time to time establish. The Board and/or any Committee that has been delegated the authority to administer the Plan shall be referred to throughout this Plan as the “Committee.” Except as otherwise explicitly set forth in the Plan, the Committee shall have the authority, in its discretion, to determine all matters relating to Awards under the Plan, including the selection of the individuals to be granted Awards, the time or times of grant, the type of Awards, the number of shares of Common Stock subject to an Award, vesting conditions, and any and all other terms, conditions, restrictions and limitations, if any, of an Award.
          (b) Committee’s Authority and Discretion with Respect to the Plan. The Committee shall have full authority and discretion (i) to administer, interpret, and construe the Plan and the terms of any Award issued under it, (ii) to establish, amend, and rescind any rules and regulations relating to the Plan, (iii) to determine, interpret, and construe the terms and provisions of any Award agreement made pursuant to the Plan, and (iv) to make all other determinations that may be necessary or advisable for the administration of the Plan and any Awards made under the Plan. In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the Certificate of Incorporation and Bylaws of the Company, as amended from time to time, and applicable law. Subject to (A) the limitations with respect to Incentive Stock Options under Code Section 422 and the Plan and (B) Section 3(c), the Committee may, in its absolute discretion (1) accelerate the date on which any Award becomes vested, exercisable, or issuable, but only in connection with the termination of the Participant’s Service with the Company or upon a Change in Control; (2) extend the date on which any Award ceases to be exercisable or on which it terminates or expires; (3) waive, make less restrictive, or eliminate any restriction on or condition imposed with respect to any Award, and (4) amend the Plan as set forth in Section 19. In addition, the Committee may, in its absolute discretion, grant Awards to Participants on the condition that such Participants surrender to the Company for cancellation such other awards under the Plan or another plan of the Company (including, without limitation, Awards with higher Exercise Prices, but subject to Section 3(c)) as the Committee specifies. Notwithstanding Section 5, Awards granted on the condition of surrender of outstanding Awards shall not count against the limits set forth in Section 5 until such time as such Awards are surrendered. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to further the Plan purposes. All decisions made by the Committee in connection with the interpretation and administration of the Plan or with respect to any Awards made under the Plan and related orders and resolutions shall be final, conclusive, and binding on all persons.
          (c) No Repricing Without Stockholder Approval. Notwithstanding any other provision of the Plan to the contrary, no Options or SARs may be repriced without the approval of the stockholders of the Company. Stockholder approval shall be evidenced by the affirmative vote of the holders of the majority of the shares of the Company’s capital stock present in person or by proxy and voting at the meeting. For purposes of the Plan, “repricing” shall include (i) amendments or adjustments to Options or SARs that reduce the Exercise Price of such Options or SARs, (ii) situations in which new Options or SARS are issued to a Participant in place of cancelled Options or SARs with a higher Exercise Price, and (iii) any other amendment, adjustment, cancellation or replacement grant or other means of repricing an outstanding Option or SAR, including a buyout for a payment of cash or cash equivalents.
          (d) Delegation to Officers. Following the authorization of a pool of cash or shares of Common Stock to be available for Awards, the Committee may delegate to one or more subcommittees consisting of one or more officers of the Company any or all of its power and duties under the Plan pursuant to such conditions or limitations as the Committee may establish; provided, however, that the Committee shall not delegate to such officers its authority to (i) amend or modify the Plan pursuant to Section 19, (ii) act on matters affecting any Participant who is subject to the reporting requirements of Section 16(a) of the Exchange Act or the liability provisions of Section 16(b) of the Exchange Act, or otherwise take any action or fail to act in a manner that would cause any Award or other transaction under the Plan to cease to be exempt from Section 16(b) of the Exchange Act, or (iii) determine the extent to which Awards will conform to the requirements of Code Section 162(m). The Committee may authorize any one or more of its members or any officer of the Company to execute and deliver documents on behalf of the Committee.
          (e) Other Plans. The Committee also shall have authority to grant Awards as an alternative to, as a replacement of, or as the form of payment for grants or rights earned or due under the Plan or other compensation plans or arrangements of the Company, including Substitute Awards granted with respect to an equity compensation plan of any entity acquired by the Company.
          (f) Limitation of Liability. No member of the Committee or any person to whom the Committee delegates authority pursuant to Section 3(b) or 3(d) shall be liable for any action, omission or determination relating to the Plan, and the Company shall indemnify and hold harmless each member of the Committee and each other person to whom any duty or power relating to the administration or interpretation of the Plan has been delegated from and against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan unless, in either case, such action, omission or determination was taken or made by such Committee member or other person in bad faith and without reasonable belief that it was in the best interests of the Company.
     4. Eligibility. The persons who shall be eligible to receive Awards pursuant to the Plan shall be (a) those Employees who are largely responsible for the management, growth, and protection of the business of the Company (including officers of the Company, whether or not they are directors of the Company), and (b) any Consultant, as the Committee, in its absolute discretion, shall select from time to time; provided, however, that Incentive Stock Options may only be granted to Employees. An Award may be granted to a proposed Employee or Consultant prior to the date the proposed Employee or Consultant first performs services for the Company, provided that the grant of such Awards shall not become effective prior to the date the proposed Employee or Consultant first performs such services. Subject to the foregoing, the Committee, in its discretion, may grant any Award permitted under the provisions of the Plan to any eligible person and may grant more than one Award to any eligible person.
     5. Shares Subject to the Plan.
          (a) Number and Source. The shares offered under the Plan shall be shares of Common Stock and may be unissued shares or shares now held or subsequently acquired by the Company as treasury shares, as the Committee from time to time may determine. Subject to adjustment as provided in Section 20, the aggregate number of shares of Common Stock for which Awards, including Options that are intended to be Incentive Stock Options, may be granted during the term of the Plan shall not exceed an absolute maximum of 34,886,905 shares of Common Stock as of December 31, 2005 (the “Share Limit”).

          (b) Determination of Shares Remaining Available Under the Share Limit. Any shares of Common Stock that are subject to Awards of Options or SARs shall be counted against the Share Limit as one (1) share for every one (1) share granted, regardless of the number of shares of Common Stock actually issued upon the exercise of an Option or SAR. Any shares of Common Stock that are subject to Awards other than Options or SARs (including Performance Awards denominated in dollars but settled in shares of Common Stock) shall be counted against the Share Limit as one and one-half (1-1/2) shares for every one (1) share granted or issued.
               (i) Any shares subject to an Award granted under the Plan that are not delivered because the Award expires unexercised or is forfeited, terminated, canceled, or exchanged for Awards that do not involve Common Stock, or any shares of Common Stock that are not delivered because the Award is settled in cash, shall not be deemed to have been delivered for purposes of determining the Share Limit. Instead, such shares shall immediately be added back to the Share Limit and shall be available for future Awards; provided that (A) any shares of Common Stock that are subject to Awards of Options or SARs shall be added back as one (1) share for every one (1) share granted; and (B) any shares of Common Stock that are subject to Awards other than Options or SARs (including Performance Awards denominated in dollars but settled in shares of Common Stock) shall be added back as one and one-half (1-1/2) shares for every one (1) share granted.
               (ii) The grant of a Cash Award shall not reduce or be counted against the Share Limit. The payment of cash dividends and Dividend Equivalents paid in cash in conjunction with outstanding Awards shall not reduce or be counted against the Share Limit. Shares of Common Stock delivered under the Plan as a Substitute Award or in settlement of a Substitute Award shall not reduce or be counted against the Share Limit to the extent that the rules and regulations of any stock exchange or other trading market on which the Common Stock is listed or traded provide an exemption from stockholder approval for assumption, substitution, conversion, adjustment, or replacement of outstanding awards in connection with mergers, acquisitions, or other corporate combinations.
               (iii) The Committee may from time to time adopt and observe such rules and procedures concerning the counting of shares against the Share Limit or any sublimit as it may deem appropriate, including rules more restrictive than those set forth above to the extent necessary to satisfy the requirements of any national stock exchange or other trading market on which the Common Stock is listed or traded or any applicable regulatory requirement.
     6. Terms of Awards.
          (a) Types of Awards. Awards granted under the Plan may include, but are not limited to, the types of Awards described in Sections 7 through 14. Such Awards may be granted either alone, in addition to, or in tandem with any other types of Award granted under the Plan.
          (b) Limit on Number of Awards. Notwithstanding any other provision of this Plan to the contrary, the following limitations shall apply to the following types of Awards made hereunder, other than Substitute Awards:
               (i) The aggregate number of shares of Common Stock that may be covered by Awards granted to any one individual in any year shall not exceed the following:
                    (A) 1,500,000 shares in the case of Options and SARs; and
                    (B) 750,000 shares in the case of Restricted Stock and RSUs (including Restricted Stock and RSUs granted subject to the terms and conditions contained in Section 10), Performance Awards denominated in shares of Common Stock, and Stock Bonuses.

               (ii) The aggregate dollar value of Awards that may be paid to any one individual in any year shall not exceed the following:
                    (A) $5,000,000 in the case of Cash Awards; and
                    (B) $10,000,000 in the case of Performance Awards denominated in dollars.
          (c) Vesting. Except for Options and SARs issued as Substitute Awards, each Option and SAR shall be subject to a minimum vesting period of not less than one year from the Grant Date of such Option or SAR. Except as provided in the following sentence, Awards other than Options, SARs, or Performance Awards shall be subject to a minimum vesting period of not less than three years from the Grant Date for such Awards, provided that such Awards may vest ratably over the vesting period determined by the Committee at the time of grant. Notwithstanding the foregoing, up to 5% of Awards other than Options, SARs, or Performance Awards may have a vesting period of not less than one year from the Grant Date.
          (d) Individual Award Agreements. Options shall and other Awards may be evidenced by agreements between the Company and the Participant in such form and content as the Committee from time to time approves, which agreements shall substantially comply with and be subject to the terms of the Plan. Such individual agreements (i) may contain such provisions or conditions as the Committee deems necessary or appropriate to effectuate the sense and purpose of the Plan and (ii) may be amended from time to time in accordance with the terms thereof.
          (e) Payment; Deferral. Awards granted under the Plan may be settled through exercise, as set forth in Section 15, cash payments, the delivery of Common Stock (valued at Fair Market Value), through the granting of replacement Awards, or through combinations thereof as the Committee shall determine. The Committee may permit or require the deferral of any Award payment, subject to the terms of the applicable Deferred Compensation Plan and to such rules and procedures as the Committee may establish, which may include provisions for the payment or crediting of interest or Dividend Equivalents, including converting such credits to deferred Awards. Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions, and contingencies as the Committee shall determine. A Participant’s deferral election must be made in accordance with the terms of the Deferred Compensation Plan. When the deferral occurs, the deferred Award(s) will be transferred into or credited to a deferred compensation account established under the Deferred Compensation Plan and will be subject to the terms of the Deferred Compensation Plan.
          (f) Buyout of Awards. The Committee may at any time (i) offer to buy out an outstanding Award for a payment of cash or cash equivalents, or (ii) authorize a Participant to elect to cash out an outstanding Award, in either case at such time and based upon such terms and conditions (but subject to Section 3(c)) as the Committee shall establish.
     7. Options. The Committee may grant Options designated as Incentive Stock Options or as Non-Qualified Stock Options. In the absence of any such designation, however, such Option shall be treated as a Non-Qualified Stock Option. A Participant and the Committee can agree at any time to convert an Incentive Stock Option to a Non-Qualified Stock Option.
          (a) Limitations on Grants of Incentive Stock Options. No Option that is intended to be an Incentive Stock Option shall be invalid for failure to qualify as an Incentive Stock Option under Code Section 422, but shall be treated as a Non-Qualified Stock Option. Options that are granted to a particular individual and that are intended to be Incentive Stock Options shall be treated as Non-Qualified Stock Options to the extent that the aggregate Fair Market Value of the Common Stock issuable upon exercise of such Options plus all other Incentive Stock Options held by such individual (whether granted under the Plan or any other plans of the Company) that become exercisable for the first time during any calendar year exceeds $100,000 (or such corresponding amount as may be set by the Code). Such Fair Market Value shall be determined as of the Grant Date of each such Incentive Stock Option.
          (b) Exercise Price of Options. The Exercise Price of a particular Option shall be determined by the Committee on the Grant Date; provided, however, that the Exercise Price shall not be less than 100% of the Fair Market Value of the Common Stock on the Grant Date (110% of the Fair Market Value if Incentive Stock Options are granted to a stockholder who owns or is deemed to own stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company on the Grant Date).
          (c) Term of Options. The Committee shall set the term of each Option, provided, however, that except as set forth in Section 18(b), no Option shall be exercisable more than 10 years after the Grant Date (five years in the case of an Incentive Stock Option granted to a stockholder who owns or is deemed to own stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company on the Grant Date); and provided, further, that each Option shall be subject to earlier termination, expiration or cancellation as provided in the Plan or in the Option agreement.
     8. Restricted Stock and Restricted Stock Units. The Committee may grant Awards consisting of shares of Restricted Stock or denominated in Restricted Stock Units in such amounts and for such consideration as the Committee may determine in its discretion. Such Awards may be subject to (a) forfeiture of such shares or RSUs upon termination of Service during the applicable restriction period, (b) restrictions on transferability (which may be in addition to or in lieu of those specified in Section 16), (c) limitations on the right to vote such shares, (d) limitations on the right to receive dividends with respect to such shares, (e) attainment of certain Performance Goals, such as those described in Section 10, and (f) such other conditions, limitations, and restrictions as determined by the Committee, in its discretion, and as set forth in the instrument evidencing the Award. Certificates representing shares of Restricted Stock or shares of Common Stock issued upon vesting of RSUs shall bear an appropriate legend and may be held subject to escrow and such other conditions as determined by the Committee until such time as all applicable restrictions lapse.
     9. Stock Appreciation Rights. The Committee may grant SARs pursuant to the Plan, either in tandem with another Award granted under the Plan or independent of any other Award grant. Each grant of SARs shall be evidenced by an agreement in such form as the Committee shall from time to time approve. The Committee may establish a maximum appreciation value payable for SARs and such other terms and conditions for such SARs as the Committee may determine in its discretion. The Exercise Price of a SAR shall not be less than 100% of the Fair Market Value of the Common Stock on the Grant Date. The holder of an SAR granted in tandem with an Option may elect to exercise either the Option or the SAR, but not both. Except as set forth in Section 18(b), the exercise period for a SAR shall extend no more than 10 years after the Grant Date. In addition, each grant of SARs shall comply with and be subject to the following terms and conditions:
          (a) Vesting Date and Conditions to Vesting. Upon the grant of SARs, the Committee may (i) establish a Vesting Date or Vesting Dates and expiration dates with respect to such rights, (ii) divide such rights into classes and assign a different Vesting Date for each class, and (iii) impose such restrictions or conditions, not inconsistent with the provisions herein, with respect to the vesting of such rights as the Committee, in its absolute discretion, deems appropriate. By way of example and not by way of limitation, the Committee may require, as a condition to the vesting of any class or classes of SARs, that the Participant or the Company achieve certain performance criteria, such criteria to be specified by the Committee on the Grant Date of such rights. Provided that all conditions to the vesting of SARs are satisfied, and except as provided in Section 18, upon the occurrence of the Vesting Date with respect to such SARs, such rights shall vest and the Participant shall be entitled to exercise such rights prior to their termination or expiration.

          (b) Benefit Upon Exercise of Stock Appreciation Rights. Upon the exercise of a vested SAR, the Participant shall be entitled to receive one or more of the following benefits, as determined by the Committee on the Grant Date of such SAR and set forth in the agreement evidencing the SAR:
               (i) Within 90 days of the Exercise Date for the SAR, the Company shall pay to the Participant an amount in cash in a lump sum equal to the difference between (A) the Fair Market Value of one share of Common Stock of the Company on the Exercise Date, over (B) the Exercise Price of the SAR.
               (ii) At the discretion of the Committee, the agreement evidencing the SAR may give the Participant the right to elect to receive, in lieu of cash as set forth in Section 9(b)(i), shares of the Company’s Common Stock having a Fair Market Value as of the Exercise Date equal to the difference between (A) the Fair Market Value of one share of Common Stock of the Company on the Exercise Date, over (B) the Exercise Price of the SAR.
     10. Performance Awards. The Committee may grant Performance Awards pursuant to the Plan. Each grant of Performance Awards shall be evidenced by an agreement in such form as the Committee shall from time to time approve. Each grant of Performance Awards shall comply with and be subject to the following terms and conditions:
          (a) Performance Period and Amount of Performance Award. With respect to each grant of a Performance Award, the Committee shall establish a performance period over which the performance of the Company and/or of the applicable Participant shall be measured, provided that no performance period shall be shorter than one year. In determining the amount of the Performance Award to be granted to a particular Participant, the Committee may take into account such factors as the Participant’s responsibility level and growth potential, the amount of other Awards granted to or received by such Participant, and such other considerations as the Committee deems appropriate; provided, however, the maximum value that can be granted as a Performance Award to any one individual during any calendar year shall be limited to the amount set forth in Section 6(b).
          (b) Non-Qualified Performance Awards and Qualified Performance Awards. Non-Qualified Performance Awards, which are not intended to qualify as qualified performance-based compensation under Code Section 162(m), shall be based on achievement of such goals and be subject to such terms, conditions, and restrictions as the Committee or its delegate shall determine. Qualified Performance Awards, which are intended to qualify as qualified performance-based compensation under Code Section 162(m), shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals established by the Committee as set forth in Section 10(c).
          (c) Performance Goals. A Qualified Performance Award shall be paid solely on the attainment of certain pre-established, objective performance goals (within the meaning of Code Section 162(m)). Such Performance Goals shall be based on any one or any combination of the following business criteria, as determined by the Committee: total or net revenue; revenue growth; EBIT; EBITDA; operating income; net operating income after tax; pre-tax or after-tax income; cash flow; cash flow per share; net earnings; earnings per share; profit growth; return on equity; return on capital employed; return on assets; economic value added (or an equivalent metric); share price performance; other earnings criteria or profit-related return ratios; successful acquisitions of other companies or assets; successful dispositions of Subsidiaries, divisions or departments of the Company or any of its Subsidiaries; successful financing efforts; total stockholder return; market share; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; or debt reduction. Such Performance Goals may be (i) stated in absolute terms, (ii) based on one or more business criteria that apply to the Participant, one or more Subsidiaries, business units or divisions of the Company, or the Company as a whole, (iii) relative to other companies or specified indices, (iv) achieved during a period of time, or (v) as otherwise determined by the Committee. Unless otherwise stated, a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). In measuring a Performance Goal, the Committee may exclude certain extraordinary, unusual or non-recurring items, provided that such exclusions are stated by the Committee at the time the Performance Goals are determined. In interpreting Plan provisions applicable to Qualified Performance Awards, it is the intent of the Plan to conform with the standards of Code Section 162(m) and Treasury Regulation §1.162-27(e) with respect to grants to those Participants whose compensation is, or is likely to be, subject to Code Section 162(m), and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. The Committee shall establish, in writing, the applicable Performance Goal(s) and the specific targets related to such goal(s) prior to the earlier to occur of (1) 90 days after the commencement of the period of service to which the Performance Goal relates and (2) the lapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain within the meaning of Code Section 162(m), subject to adjustment by the Committee as it deems appropriate to reflect significant unforeseen events or changes. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met.
          (d) Payment. Upon the expiration of the performance period relating to a Performance Award granted to a Participant, such Participant shall be entitled to receive payment of an amount not exceeding the maximum value of the Performance Award, based on the achievement of the Performance Goals for such performance period, as determined by the Committee. The Committee may, within its sole discretion, pay a Performance Award under any one or more of the Performance Goals established by the Committee with respect to such Performance Award. The Committee shall certify in writing prior to the payment of a Performance Award that the applicable Performance Goals and any other material terms of the grant have been satisfied. Subject to Sections 5 and 6, payment of a Performance Award may be made in cash, shares of Common Stock, other Awards, other property, or a combination thereof, as determined by the Committee. Payment shall be made in a lump sum or in installments as prescribed by the Committee.
     11. Dividends and Dividend Equivalents. The Committee may grant, as a separate Award or at the time of granting any other Award granted under the Plan (other than Options or SARs), Awards that entitle the Participant to receive dividends or Dividend Equivalents with respect to all or a portion of the number of shares of Common Stock subject to such Award, in each case subject to such terms as the Committee may establish in its discretion and as set forth in the instrument evidencing the Award. Dividends or Dividend Equivalents may accrue interest and the instrument evidencing the Award will specify whether dividends or Dividend Equivalents will be (a) paid currently (b) paid at a later, specified date (such as if, and when, and to the extent such related Award, if any, is paid), (c) deferrable by the Participant under and subject to the terms of the applicable Deferred Compensation Plan, (d) subject to the same vesting as the Award to which the dividends or Dividend Equivalents relate, if applicable, and/or (e) deemed to have been reinvested in shares of Common Stock or otherwise reinvested. Where Dividend Equivalents are deferred or subject to vesting, the Committee may permit for, or require, the conversion of Dividend Equivalents into RSUs. RSUs arising from such a conversion of Dividend Equivalents at the election of the Participant shall not count against the Share Limit, while RSUs arising from a conversion of Dividend Equivalents that is required by the Committee will count against the Share Limit.
     12. Stock Bonuses. The Committee may, in its absolute discretion, grant Stock Bonuses in such amounts as it shall determine from time to time. Subject to the last sentence of this Section 12, a Stock Bonus shall be paid at such time and subject to such terms, conditions, and limitations as the Committee shall determine on the Grant Date of such Stock Bonus. Certificates for shares of Common Stock granted as a Stock Bonus shall be issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Stock Bonus is required to be paid. Notwithstanding the foregoing, unless a Stock Bonus is granted only in lieu of cash compensation otherwise earned by the Participant, a Stock Bonus granted pursuant to this Section 12 shall be subject to the same minimum vesting periods as set forth in Section 6(c).
     13. Cash Awards. The Committee may, in its absolute discretion, grant Cash Awards in such amounts as it shall determine from time to time. A Cash Award may be granted (a) as a separate Award, (b) in connection with the grant, issuance, vesting, exercise, or payment of another Award under the Plan or at any time thereafter, or (c) on or after the date on which the Participant is required to recognize income for federal income tax purposes in connection with the grant, issuance, vesting, exercise, or payment of another Award under the Plan. Cash Awards shall be subject to such terms, conditions, and limitations as the Committee shall determine on the Grant Date of such Cash Award. Cash Awards intended to qualify as performance-based compensation under Code Section 162(m) shall be subject to the same terms and conditions as in the case of the Qualified Performance Awards described in Section 10.
     14. Other Stock-Based Awards. The Committee may grant such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock as may be deemed by the Committee to be consistent with the purposes of the Plan. Such other Awards may include, without limitation, (a) shares of Common Stock awarded purely as a bonus and not subject to any restrictions or conditions, (b) convertible or exchangeable debt or equity securities, (c) other rights convertible or exchangeable into shares of Common Stock, and (d) Awards valued by reference to the value of shares of Common Stock or the value of securities of or the performance of specified Subsidiaries of the Company. Notwithstanding the foregoing, unless a stock-based Award granted under this Section 14 is granted only in lieu of cash compensation otherwise earned by the Participant, such Award shall be subject to the same minimum vesting periods as set forth in Section 6(c).
     15. Award Exercise.
          (a) Precondition to Stock Issuance. Awards shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee. No shares of Common Stock shall be delivered pursuant to the exercise of any Award, in whole or in part, until the Company receives payment in full of the Exercise Price, if any, as provided in Section 15(c). No Participant or any legal representative, legatee or distributee shall be or be deemed to be a holder of any shares of Common Stock subject to such Award unless and until such Award is exercised, the full Exercise Price is paid, and such shares are issued.
          (b) No Vesting or Exercise of Fractional Amounts. With respect to any Award that vests in a manner that would result in fractional shares of Common Stock being issued, any fractional share that would be one-half of one share or greater shall be rounded up to a full share, and any fractional share that would be less than one-half of one share shall not be vested or issued unless and until the last increment of such Award becomes vested. No Award may at any time be exercised with respect to a fractional share. Instead the Company shall pay to the holder of such Award cash in an amount equal to the Fair Market Value of such fractional share on the Exercise Date.
          (c) Form of Payment. A Participant may exercise an Award using as the form of payment such means as the Committee may, from time to time, approve, whether in the agreement evidencing the Award or otherwise.
          (d) Form and Time of Exercises. Except as otherwise (i) set forth in the Plan, (ii) determined by the Committee, or (iii) set forth in the agreement or other documents evidencing the Award, each exercise required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be in writing delivered to the Company at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, and any other agreement, as the Committee shall require.

     16. Transferability. Awards may be assigned or transferred only as permitted pursuant to this Section 16. No Award may be assigned or transferred for value.
          (a) Restrictions on Transfer. Except as specifically allowed by the Committee, any Incentive Stock Option granted under the Plan shall, during the Participant’s lifetime, be exercisable only by such Participant and shall not be assignable or transferable by such Participant other than by will or the laws of descent and distribution or pursuant to a Qualified Domestic Relations Order. Except as specifically allowed by the Committee, any Non-Qualified Stock Option and any other Award granted under the Plan and any of the rights and privileges conferred thereby shall not be assignable or transferable by the Participant other than (i) pursuant to Section 16(b), or (ii) by will or the laws of descent and distribution or pursuant to a Qualified Domestic Relations Order, and such Award shall be exercisable during the Participant’s lifetime only by the Participant.
          (b) Permitted Transfers. Awards other than Incentive Stock Options may be assigned to (i) a child, stepchild, grandchild, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, (ii) any person sharing the Participant’s household (other than a tenant or employee), (iii) a trust in which the Participant or the persons described in (i) or (ii) hold more than 50% of the beneficial interest, or (iv) a private foundation in which the Participant or the persons described in (i) or (ii) own more than 50% of the voting interests. A transfer to any entity in which more than 50% of the voting interests are owned by the Participant or the persons described in (i) or (ii) in exchange for an interest in that entity shall not constitute a transfer for value.
          (c) Transfers Upon Death. Upon the death of a Participant, outstanding Awards granted to such Participant may be exercised only by the executors or administrators of the Participant’s estate or by any person or persons who shall have acquired such right to exercise by will or by the laws of descent and distribution or by assignment or transfer from the Participant as contemplated by Section 16(b) above. No transfer by will or the laws of descent and distribution, or as contemplated by Section 16(b) above, of any Award, or the right to exercise any Award, shall be effective to bind the Company unless the Committee shall have been furnished with (i) written notice thereof and with a copy of the will, assignment, or transfer document and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (ii) an agreement by the transferee to comply with all the terms and conditions of the Award that are or would have been applicable to the Participant and to be bound by the acknowledgments made by the Participant in connection with the grant of the Award.
     17. Withholding Taxes; Other Deductions. All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any Awards, cash, shares of Common Stock, or other benefits under the Plan upon satisfaction of the applicable withholding obligations. The Company shall have the right to deduct from any grant, issuance, vesting, exercise, or payment of an Award under the Plan (a) an amount of cash or shares of Common Stock having a value sufficient to cover withholding as required by law for any federal, state or local taxes, and (b) any other amounts due from the Participant to the Company or to any Parent or Subsidiary of the Company, or to take such other action as may be necessary to satisfy any such withholding or other obligations, including withholding from any other cash amounts due or to become due from the Company to such Participant an amount equal to such taxes or obligations. The Committee, in its discretion, also may permit the Participant to deliver to the Company, at the time of grant, issuance, vesting, exercise, or payment of an Award, one or more shares of Common Stock owned by such Participant and having an aggregate Fair Market Value (as of the date of such grant, issuance, vesting, exercise, or payment, as the case may be) up to or equal to (but not in excess of) the amount of the taxes incurred in connection with such grant, issuance, vesting, exercise, or payment, as the case may be.

     18. Termination of Services.
          (a) Definition of “Service.” For purposes of the Plan, unless otherwise (i) determined by the Committee, (ii) set forth in the agreement or other documents evidencing the Award, or (iii) set forth in an employment agreement or any other written agreement with or policy of the Company, a Participant will be deemed to be in “Service” to the Company so long as such individual renders continuous services on a periodic basis to the Company (or to any Parent or Subsidiary of the Company) in the capacity of an Employee, Consultant, director, or other advisor. In the discretion of the Committee, a Participant will be considered to be rendering continuous services to the Company even if the type of services change, e.g., from Employee to Consultant. A Participant will be considered to be an Employee for so long as such individual remains in the employ of the Company or any Parent or Subsidiary of the Company. Except as otherwise (A) determined by the Committee, (B) set forth in the agreement or other documents evidencing the Award, or (C) set forth in an employment agreement or any other written agreement with or policy of the Company, a Participant’s Service with the Company shall be deemed terminated if the Participant’s leave of absence (including military or other bona fide leave of absence) extends for more than 90 days and the Participant’s continued Service with the Company is not guaranteed by contract or statute; provided that whether an authorized leave of absence, or absence in military or government service, shall constitute termination of Service shall be determined by the Committee in its absolute discretion.
          (b) Termination of Awards Upon Termination of Service. Except as otherwise (i) determined by the Committee, (ii) set forth in the agreement or other documents evidencing the Award, or (iii) set forth in an employment agreement or any other written agreement with or policy of the Company:
               (i) Termination of Service Other than for Cause, Disability, Death, or Retirement. If the Participant’s Service with the Company is terminated for any reason other than Cause, or other than as the result of the Participant’s Disability, death, or Retirement, then (A) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the expiration of the longer of (1) 90 days after such termination, or (2) 30 days following the end of any blackout period to which the Participant may be subject, on which date they shall expire, provided, however, that no Option shall be exercisable after the expiration of its term; (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination; (C) a portion of any unvested shares of Restricted Stock, RSUs, SARs, Dividend Equivalents, Stock Bonuses, Cash Awards, or other stock-based Awards, to the extent not otherwise forfeited or canceled on or prior to such termination, shall vest on the date of such termination in such amount (which may be equal to zero) as determined by the Committee (1) pursuant to a formula, (2) based on the achievement of any conditions imposed by the Committee on the Grant Date of such Awards, or (3) otherwise in the Committee’s discretion; and (D) all other unvested shares of Restricted Stock, RSUs, SARs, Dividend Equivalents, Stock Bonuses, Cash Awards, or other stock-based Awards shall be forfeited as of the commencement of business on the date of the Participant’s termination of Service.
               (ii) Termination of Service for Cause. Except as set forth in Section 18(b)(v), in the event of the termination of a Participant’s Service for Cause, all outstanding Awards granted to such Participant shall immediately expire and be forfeited as of the commencement of business on the date of such termination.
               (iii) Termination of Service Upon Disability or Death. If the Participant’s Service with the Company is terminated as the result of the Participant’s Disability or death, (A) all of the unvested Options and SARs granted to such Participant shall become fully and immediately exercisable, (B) all Incentive Stock Options granted to such Participant shall remain exercisable until the expiration of one year after such termination or, if earlier, until the expiration of their term(s), on which date they shall expire, (C) all Non-Qualified Stock Options, and SARs granted to such Participant shall remain exercisable until the expiration of one year after such termination, on which date they shall expire, and (D)

all other Awards granted to such Participant shall immediately be forfeited as of the commencement of business on the date of such termination.
               (iv) Termination of Service Upon Retirement. To the extent provided in the agreement evidencing a Participant’s Award, if the Participant’s Service with the Company is terminated as a result of the Participant’s Retirement, the Participant’s Award will terminate in the manner set forth in the agreement governing the Award. If the agreement governing the Award does not address Retirement, this Section 18(b)(iv) shall not apply to the Award and, with respect to such Award, Section 18(b)(i) shall be applied without regard to the term “Retirement” contained therein.
               (v) Termination of Performance Awards Upon Termination of Service. With respect to Performance Awards, if the Participant’s Service is terminated for any reason prior to the expiration of the applicable performance period then such Performance Awards shall immediately be forfeited as of the commencement of business on the date of such termination, except (i) as may be determined by the Committee in its sole and absolute discretion, or (ii) as may be otherwise provided in the agreement evidencing such Performance Award.
          (c) Limitations with Respect to Incentive Stock Options. Notwithstanding any other provision of this Plan to the contrary, the period in which any Options that are intended to be Incentive Stock Options may remain exercisable following the termination of a Participant’s Service with the Company shall not exceed the maximum period of time that such Options may remain exercisable pursuant to Code Section 422.
          (d) Definitions. For purposes of this Section 18, the term “year” means 365 calendar days beginning with the calendar day on which the relevant event occurs.
     19. Plan Amendment and Termination; Bifurcation of the Plan. The Committee may amend, change, make additions to, or suspend or terminate the Plan as it may, from time to time, deem necessary or appropriate and in the best interests of the Company; provided that the Committee may not, without the consent of the affected Participant, take any action that disqualifies any Incentive Stock Option previously granted under the Plan for treatment as an Incentive Stock Option or that adversely affects or impairs the rights of any Award outstanding under the Plan; and provided further that, to the extent that stockholder approval of an amendment to the Plan is required by applicable law or the requirements of any securities exchange or trading market on which the Common Stock is listed or traded, such amendment shall not be effective prior to approval by the Company’s stockholders. Notwithstanding any provision of this Plan to the contrary, the Committee, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants.

     20. Adjustment of Awards Upon the Occurrence of Certain Events.
          (a) Adjustment of Shares Available. The Committee shall have authority to proportionately adjust the aggregate number and type of shares available for Awards under the Plan, the maximum number and type of shares or other securities that may be subject to Awards to any individual under the Plan, the number and type of shares or other securities covered by each outstanding Award, and the Exercise Price per share (but not the total price) for Awards outstanding under the Plan as a result of any increase or decrease in the number of issued shares of Common Stock resulting from the payment of any stock dividend or from any stock split, reverse stock split, split-up, combination or exchange of shares, merger, consolidation, spin-off, reorganization, or recapitalization of shares or any like capital adjustment in order to prevent the enlargement or dilution of rights of the Participants under such Awards.
          (b) Change in Control. Except as otherwise (i) determined by the Committee, (ii) set forth in the agreement or other documents evidencing the Award, or (iii) set forth in an employment agreement or any other written agreement between a Participant and the Company or any policy of the Company, upon the occurrence of a Change in Control, (A) all unvested Options and SARs granted to each Participant shall become vested and fully and immediately exercisable and shall remain exercisable until their expiration, termination, or cancellation, (B) all shares of Restricted Stock, RSUs, Dividend Equivalents, Stock Bonuses, Cash Awards, and other stock-based Awards granted pursuant to the terms of the Plan that have not yet vested shall immediately vest, (C) the Committee (as constituted immediately prior to such Change in Control) shall determine, in its sole discretion, whether Performance Awards, for which the requisite Performance Goals have not been satisfied or for which the performance period has not expired, shall immediately be paid or whether such Performance Awards shall remain outstanding according to their respective terms, and (D) the Acquiror shall either assume the Company’s rights and obligations under all outstanding Awards or substitute for outstanding Awards substantially equivalent Awards for the Acquiror’s stock. The vesting and/or exercise of any Award that is permissible solely by reason of this Section 20(b) shall be conditioned upon the consummation of the Change in Control.
          (c) Adjustments to Outstanding Restricted Stock, RSUs, and SARs. If a Participant receives any securities or other property (including dividends paid in cash) with respect to a share of Restricted Stock, RSU, or SAR that has not vested as of the date of the payment of any stock dividend or any stock split, reverse stock split, split-up, combination or exchange of shares, merger, consolidation, spin-off, reorganization, or recapitalization of shares or any like capital adjustment, then such securities or other property will not vest until such share of Restricted Stock, RSU, or SAR vests and shall be held by the Company as if such securities or other property were non-vested shares of Restricted Stock, RSUs, or SARs.
          (d) Adjustment Upon Certain Mergers, etc. Subject to any required action by the stockholders of the Company, if the Company is the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Common Stock receive securities of another corporation), each Award outstanding on the date of such merger or consolidation shall entitle the Participant to acquire upon exercise, if applicable, the securities that a holder of the number of shares of Common Stock subject to such Award would have received in such merger or consolidation.
          (e) Adjustment Upon Certain Other Transactions. In the event of a dissolution or liquidation of the Company, a sale of all or substantially all of the Company’s assets, a merger or consolidation involving the Company in which the Company is not the surviving corporation or a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Common Stock receive securities of another entity and/or other property, including cash, the Committee shall, in its absolute discretion, have the power to (i) cancel, effective immediately prior to the occurrence of such event, each Award outstanding immediately prior to such event (whether or not then exercisable) and, in full consideration of such cancellation, pay to the Participant to whom such Award was granted an amount in cash, for each share of Common Stock subject to such Award, equal to the excess of (A) the value, as determined by the Committee in its absolute discretion, of the property (including cash) received by the holder of a share of Common Stock as a result of such event over (B) the Exercise Price, if any, of such Award; or (ii) provide for the exchange of each Award outstanding immediately prior to such event (whether or not then exercisable) for an option on some or all of the property for which such Award is exchanged and, incident thereto, make an equitable adjustment as determined by the Committee in its absolute discretion in the Exercise Price of the Award, or the number of shares or amount of property subject to the Award or, if appropriate, provide for a cash payment to the Participant to whom such Award was granted in full or partial consideration for the exchange of the Award.
          (f) No Other Rights. Except as expressly provided in the Plan, or in any agreement governing the Award, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other entity. Except as expressly provided in the Plan, or in any agreement governing the Award, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to an Award or the Exercise Price of any Award.
     21. Approval by Stockholders; Effective Date and Term of Plan. The Plan was originally adopted by the Board on March 8, 1991, and has subsequently been amended and restated on several occasions. The Plan was most recently amended and restated by the Board on February 9, 2006. The Plan shall be submitted to the stockholders of the Company for their approval at a regular or special meeting to be held within 12 months after the adoption of this Plan by the Board. Stockholder approval shall be evidenced by the affirmative vote of the holders of a majority of the shares of the Company’s Common Stock present in person or by proxy and voting at the meeting. Upon stockholder approval, (a) the terms and conditions of the Plan as of the Effective Date (as the Plan may be subsequently amended) shall control all Awards granted under the Plan prior to or after the Effective Date, provided that, without the consent of the affected Participant, the terms and conditions of the Plan shall not be interpreted in a manner that disqualifies any Incentive Stock Option granted under the Plan prior to the Effective Date for treatment as an Incentive Stock Option or that adversely affects or impairs the rights of any Award outstanding under the Plan prior to the Effective Date, and (b) the Plan shall remain in full force and effect through the tenth anniversary of the Effective Date, unless sooner terminated by the Committee. After the Plan is terminated, no future Awards may be granted under the Plan, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions. If this Plan is not approved by the stockholders within 12 months after its adoption by the Board, this Plan shall automatically terminate and the Company’s Amended and Restated 1991 Incentive Stock Plan, as then amended, shall remain in full force and effect to the same extent and with the same effect as though this Plan had never been adopted.
     22. General Restrictions. Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act), and the applicable requirements of any securities exchange or other trading market on which the Common Stock is listed or traded. To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a non-certificated basis to the extent not prohibited by applicable law or the applicable rules of any stock exchange or other trading market on which the Common Stock is listed or traded.
     23. Compliance With Applicable Law.
          (a) Exchange Act Section 16. Notwithstanding any provision of this Plan to the contrary, only the entire Board or a Committee composed of two or more Non-Employee Directors may make determinations regarding grants of Awards to persons subject to Section 16 under the Exchange Act.
          (b) Code Section 162(m). The Committee shall have the authority and discretion to determine the extent to which Awards will conform to the requirements of Code Section 162(m) and to take such action, establish such procedures, and impose such restrictions as the Committee determines to be necessary or appropriate to conform to such requirements. To the extent any provisions of the Plan or action by the Committee or Board fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee or Board.
          (c) Code Section 409A. To the extent an Award granted under this Plan is subject to Code Section 409A because it both falls within the scope of Code Section 409A and does not satisfy an applicable exemption from Code Section 409A (“Section 409A Award”), the Section 409A Award is intended to comply with the requirements of Code Section 409A and any related regulations or other guidance promulgated with respect to such section by the U.S. Department of the Treasury or the Internal Revenue Service.
     24. No Rights as a Stockholder. No person shall have any rights as a stockholder of the Company with respect to any shares of Common Stock covered by or relating to any Award granted pursuant to this Plan until the date of the issuance of a stock certificate with respect to such shares or the date of issuance of shares on a non-certificated basis pursuant to policies adopted by the Company from time to time.
     25. No Special Employment Rights; No Right to Awards. Nothing contained in the Plan or any Award shall confer upon any Participant any right with respect to the continuation of his or her Service by the Company or interfere in any way with the right of the Company, subject to the terms of any separate employment or consulting agreement to the contrary, at any time to terminate such Service or to increase or decrease the compensation of the Participant from the rate in existence on the Grant Date of an Award. No person shall have any claim or right to receive any Award under this Plan. The grant of an Award to a Participant at any time shall neither require the Committee to grant an Award to such Participant or any other Participant or other person at any other time nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other person.
     26. Expenses and Receipts. The expenses of the Plan shall be paid by the Company. Any proceeds received by the Company in connection with any Award will be used for general corporate purposes.
     27. Failure to Comply. In addition to the remedies of the Company elsewhere provided for herein, failure by a Participant to comply with any of the terms and conditions of the Plan or the agreement executed by such Participant evidencing an Award, unless such failure is remedied by such Participant within 10 days after having been notified of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Award, in whole or in part as the Committee, in its absolute discretion, may determine.
     28. Plan Not Exclusive. This Plan is not intended to be the exclusive means by which the Company may issue options, warrants, or other rights to acquire shares of Common Stock.
     29. Governing Law. The Plan shall be governed by, and all questions arising hereunder shall be determined in accordance with, the laws of the State of Arizona, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.
     30. Limitation of Implied Rights. Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the

Company or any Subsidiary whatsoever including, without limitation, any specific funds, assets, or other property that the Company, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Common Stock or other amounts, if any, payable under the Plan, unsecured by any assets of the Company, and nothing contained in the Plan shall constitute an obligation to pay any benefits to any person.
     31. Unfunded Plan. This Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants under this Plan, any such accounts shall be used merely as a bookkeeping convenience, including bookkeeping accounts established by a third party administrator retained by the Company to administer the Plan. The Company shall not be required to segregate any assets for purposes of this Plan or Awards hereunder, nor shall the Company, the Board or the Committee be deemed to be a trustee of any benefit to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.
     32. Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
     33. Substitution of Awards. Subject to Sections 3, 19, and 20, at the discretion of the Committee, a Participant may be offered an election to substitute an Award for another Award or Awards of the same or different type. The Grant Date for any Award granted pursuant to the substitution provisions of this Section 33 will have the Grant Date of the original Award.

ALLIED WASTE INDUSTRIES, INC., a Delaware corporation
By
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